Exhibit 10 (b)




                    SCHEDULE OF AGREEMENTS WITH EXECUTIVE OFFICERS
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                 The Company entered into agreements with three of its
          executive officers:  Steven A. Ellers, John A. Vigna and Donald
          E. Morel. Under the agreements the Company will pay these officers salary and benefits following a change in control of the Company. The agreements also restrict them from competing with the Company following their employment termination. Each agreement is substantially identical in all material respects to the agreement set forth in Exhibit 10 (a).